UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

QNB Corp.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

QNB Corp.

15 North Third Street

P.O. Box 9005

Quakertown, Pennsylvania 18951

Tel:  (215) 538-5600

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 26, 2020

The following Notice of Change of Location relates to the proxy statement (the "Proxy Statement") of QNB Corp. (the "Company"), dated April 14, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, May 26, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about May 6, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 26, 2020

To the Shareholders of QNB Corp.:

Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our shareholders, employees and other stakeholders, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders of QNB Corp. (the "Company") has been changed. As previously announced, the Annual Meeting will be held on Tuesday, May 26, 2020 at 11:00 a.m., Eastern Time. In light of public health concerns regarding the COVID-19 outbreak and to comply with an Executive Order of the Governor of the Commonwealth of Pennsylvania and other related government pronouncements, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 24, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee.

To be admitted to the Annual Meeting at www.meetingcenter.io/223282502, You must enter the control number found on your proxy card, voting instruction form or notice that you received previously.  Alternatively, if you have already submitted your proxy, you may be admitted to the meeting as a guest at www.meetingcenter.io/223282502.

You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy in advance of the meeting as described in the proxy materials for the Annual Meeting.  The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and you may continue to use the proxy card that you previously received to vote your shares in connection with the Annual Meeting.  If you have previously submitted a proxy card for the Annual Meeting, you do not need to take any additional action unless you desire to change your vote.

By Order of the Board of Directors,

David W. Freeman

President and Chief Executive Officer

May 6, 2020

The Annual Meeting on May 26, 2020 at 11:00 a.m. Eastern Time is available at www.meetingcenter.io/223282502. The proxy statement and Annual Report are available on our website at www.qnbbank.com. Additionally, you may access our proxy materials at www.meetingcenter.io/223282502.